UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A
Amendment No. 1
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): March 19, 2008
MIDWAY GAMES INC.
(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	1-12367 (Commission File Number)	22-2906244 (I.R.S. Employer Identification Number)
2704 West Roscoe Street, Chicago, Illinois 60618
(Address of Principal Executive Offices)      (Zip Code)
Registrant’s telephone number, including area code: (773) 961-2222
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
5.02(c) Appointment of Principal Executive Officer
     On March 20, 2008, Midway Games Inc. (the “Company”) announced that, effective March 19, 2008, Matthew V. Booty was appointed Interim Chief Executive Officer and President of the Company. On April 4, 2008 the Compensation Committee of the Board of Directors of the Company (the “Committee”) approved certain cash bonuses payable to Mr. Booty for his service as Interim Chief Executive Officer and President until a permanent Chief Executive Officer and President is appointed. For as long as Mr. Booty serves the Company as its Interim Chief Executive Officer and President he will receive $40,000 per quarter for each of the second and third quarters of 2008 and will receive $20,000 per quarter for each of the fourth quarter of 2008 and the first quarter of 2009.
     In addition, the Committee approved a set of performance-based bonuses during his service to the Company as Interim Chief Executive Officer and President. Mr. Booty will be awarded bonuses if certain video game shipments for specific video game titles on specific video game platforms occur during the period that Mr. Booty serves the Company as Interim CEO and President. The terms of the performance-based bonuses are set forth in a memo to Mr. Booty from the Company attached hereto as Exhibit 99.1; however, portions of the exhibit have been omitted pursuant to a request for confidential treatment in accordance with Rule 24b-2 under the Securities Exchange Act of 1934, as amended.
5.02(e) Compensatory Arrangements of Certain Officers
     Reference is made to Item 5.02(c) with respect to the description of the bonus compensation for Mr. Booty which description is incorporated by reference into this Item 5.02(e) in its entirety.
Item 9.01 — Financial Statements and Exhibits.
9.01(d) Exhibits

Exhibit No.	Description
99.1*	Memorandum to Matthew V. Booty Regarding Performance-Based Bonuses for Interim CEO and President dated April 8, 2008. Portions of this exhibit have been omitted pursuant to a request for confidential treatment in accordance with Rule 24b-2 under the Securities Exchange Act of 1934, as amended.
* Indicates a management contract or compensatory plan or arrangement.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MIDWAY GAMES INC.
April 10, 2008	By:	/s/ Matthew V. Booty
Matthew V. Booty
Interim Chief Executive Officer and President